CATERPILLAR INC.

BYLAWS


Article I

Offices

Section 1.  Registered Office.

     The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.  Other Offices.

     The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


Article II

Stockholders

Section 1.  Stockholder Meetings.

     (a) Place of Meetings. Meetings of stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the board of directors.

     (b)  Annual Meeting.

          (i) The annual meeting of stockholders shall be held on the second Wednesday in April in each year at a time designated by the board of directors, or at such a time and date as may be designated by the board.


          (ii) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the date on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1(b)(ii). The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     (c) Special Meetings. Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the chairman of the board or the vice chairman, or by the board of directors pursuant to a resolution approved by a majority of the entire board of directors, but such special meetings may not be called by any other person or persons.

     (d) Notice of Meetings. Notice of every meeting of the stockholders shall be given in the manner prescribed by law.

     (e) Quorum. Except as otherwise required by law, the certificate of incorporation and these bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and all matters shall be determined by a majority of votes cast at such meeting.


Section 2.  Determination of Stockholders Entitled to Vote.

     To determine the stockholders entitled to notice of any meeting or to vote, the board of directors may fix in advance a record date as provided in Article VI, Section 1 hereof, or if no record date is fixed by the board a record date shall be determined as provided by law.

Section 3.  Voting.

     (a) Subject to the provisions of applicable law, and except as otherwise provided in the certificate of incorporation, each stockholder present in person or by proxy shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the board of directors or by law as the record date of the determination of stockholders entitled to vote at a meeting.

     (b) Every stockholder entitled to vote may do so either in person or by one or more agents authorized by a written proxy executed by the person or his duly authorized agent whether by manual signature, typewriting, telegraphic transmission or otherwise.

     (c) Voting may be by voice or by ballot as the chairman of the meeting shall determine.

     (d) In advance of any meeting of stockholders the board of directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting. If inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting.

     (e) Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.


Article III

Board of Directors

Section 1.  Election of Directors.

     (a) Number. The authorized number of directors of the corporation shall be fixed from time to time by the board of directors but shall not be less than three (3). The exact number of directors shall be determined from time to time either by a resolution or bylaw duly adopted by the board of directors.

     (b) Classes of Directors. The board of directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1987; each initial director in Class II shall hold office until the annual meeting of stockholders in 1988; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1989. Notwithstanding the foregoing provisions of this subsection (b), each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     (c) Newly Created Directorships and Vacancies. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     (d) Nomination of Directors. Candidates for director shall be nominated either

          (i) by the board of directors or a committee appointed by the board of directors or

          (ii) by nomination at any such stockholders' meeting by or on behalf of any stockholder entitled to vote at such meeting provided that written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     (e) Removal. Any director may be removed from office without cause but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

     (f) Preferred Stock Provisions. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by this corporation having a preference over the common stock as to dividends or upon liquidation, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, nominations, terms of removal and other features of such directorships shall be governed by the terms of Article FOURTH of the certificate of incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto and such directors so elected shall not be divided into classes pursuant to Article SIXTH of the certificate of incorporation unless expressly provided by such terms.

Section 2.  Meetings of the Board of Directors.

     (a) Regular Meetings. Regular meetings of the board of directors shall be held without call at the following times:

          (i) 8:30 a.m. on the second Wednesday in February, April, June, August, October and December;

          (ii) one-half hour prior to any special meeting of the stockholders, and immediately following the adjournment of any annual or special meeting of the stockholders.

Notice of all such regular meetings is hereby dispensed with.

     (b) Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, any two (2) directors or by any officer authorized by the board. Notice of the time and place of special meetings shall be given by the secretary or an assistant secretary, or by any other officer authorized by the board. Such notice shall be given to each director personally or by mail, messenger, telephone or telegraph at his business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the third (3rd) day prior to the date fixed for the meeting. Notice by telephone or telegraph shall be sent, and notice given personally or by messenger shall be delivered, at least twenty-four (24) hours prior to the time set for the meeting. Notice of a special meeting need not contain a statement of the purpose of the meeting.

     (c) Adjourned Meetings. A majority of directors present at any regular or special meeting of the board of directors, whether or not constituting a quorum, may adjourn from time to time until the time fixed for the next regular meeting. Notice of the time and place of holding an adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

     (d) Place of Meetings. Unless a resolution of the board of directors, or the written consent of all directors given either before or after the meeting and filed with the secretary, designates a different place within or without the State of Delaware, meetings of the board of directors, both regular and special, shall be held at the corporation's offices at 100 N.E. Adams Street, Peoria, Illinois.

     (e) Participation by Telephone. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

     (f) Quorum. At all meetings of the board one-third of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting. Less than a quorum may adjourn any meeting of the board from time to time without notice.

Section 3.  Action Without Meeting.

     Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board.

Section 4.  Compensation of Directors.

     The directors may be paid such compensation for their services as the board shall from time to time determine. Directors who receive salaries as officers or employees of the corporation shall not receive additional compensation for their services as directors.

Section 5.  Committees of the Board.

     There shall be such committees of the board of directors each consisting of two or more directors with such authority, subject to applicable law, as a majority of the board shall by resolution determine. Committees of the board shall meet subject to the call of the chairman of each committee and shall prepare and file with the secretary minutes of their meetings. Unless a committee shall by resolution establish a different procedure, notice of the time and place of committee meetings shall be given by the chairman of the committee, or at his request by the chairman of the board or by the secretary or an assistant secretary. Such notice shall be given to each committee member personally or by mail, messenger, telephone or telegraph at his business or residence address at the times provided in subsection (b) of Section 2 of this Article for notice of special meetings of the board of directors. One-third of a committee but not less than two members shall constitute a quorum for the transaction of business. Except as a committee by resolution may determine otherwise, the provisions of Section 3 and of subsections (c), (d) and (e) of Section 2 of this Article shall apply, mutatis mutandis, to meetings of board committees.


Article IV

Officers

Section 1.  Officers.

     The officers of the corporation shall be a chairman of the board, who shall be the chief executive officer, a vice chairman, one or more group presidents, one or more vice presidents (one of whom shall be designated the chief financial officer), a secretary and a treasurer, together with such other officers as the board of directors shall determine. Any two or more offices may be held by the same person.

Section 2.  Election and Tenure of Officers.

     Officers shall be elected by the board of directors, shall hold office at the pleasure of the board, and shall be subject to removal at any time by the board. Vacancies in office may be filled by the board.

Section 3.  Powers and Duties of Officers.

     Each officer shall have such powers and duties as may be prescribed by the board of directors or by an officer authorized so to do by the board.

Section 4.  Compensation of Officers.

     The compensation of officers shall be determined by the board of directors; provided that the board may delegate authority to determine the compensation of any assistant secretary or assistant treasurer, with power to redelegate.


Article V

Indemnification

     The corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation, or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation.

     The foregoing provisions of this Article V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.

     The board of directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the corporation.


Article VI

Miscellaneous

Section 1.  Record Date.

     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If not fixed by the board, the record date shall be determined as provided by law.


     (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting.

     (c) Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided by agreement or by applicable law.

Section 2.  Stock Certificates.

     (a) Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board or the vice chairman or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     (b) The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.  Corporate Seal.

     The corporation shall have a corporate seal in such form as shall be prescribed and adopted by the board of directors.

Section 4.  Construction and Definitions.

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws.

Section 5.  Amendments.

     Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at the meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the certificate of incorporation and these bylaws, the board of directors may by majority vote of those present at any meeting at which a quorum is present amend these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.